Exhibit 99.14

                         CHOICE ONE COMMUNICATIONS INC.
                         100 CHESTNUT STREET, SUITE 600
                            ROCHESTER, NEW YORK 14604
                                 (585) 246-4231


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                                SUPPLEMENT NO. 1
                                       TO
                        OFFER TO EXCHANGE CERTAIN OPTIONS
                    TO PURCHASE COMMON STOCK, PAR VALUE $.01
         PER SHARE, ISSUED UNDER THE CHOICE ONE COMMUNICATIONS INC. 1998
               EMPLOYEE STOCK OPTION PLAN (MAY 2000 RESTATEMENT)

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           THE OFFER EXPIRES AT 12:00 MIDNIGHT EASTERN TIME (U.S.), ON
            JANUARY 21, 2003, UNLESS THE OFFER IS OTHERWISE EXTENDED

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         Choice One has offered to each Eligible Colleague the opportunity to exchange all Current Options (options granted before January 2, 2002, other than performance based stock options granted on January 1, 2002) under the Plan for New Options to purchase common stock of the Company under the Plan pursuant to the terms of the "Offer to Exchange", dated December 19, 2002, and the documents delivered therewith including an Election Letter (Letter of Transmittal) and Personalized Election Form, with which to participate in the Offer, and a Withdrawal Package, with which to withdraw from the Offer any grant of Current Options tendered for exchange. (Capitalized terms are used in this Supplement No. 1 with the same meaning given the terms in the Offer to Exchange.)

         I. We are amending the Offer solely to permit Eligible Colleagues more flexibility to tender and withdraw their various grants of Current Options throughout the term of the Offer and prior to the Expiration Date, expected to be 12:00 midnight on January 21, 2003. As more fully described below, you are now able to tender or withdraw Current Options more than once. Accordingly, certain provisions of the Offer to Exchange are amended and restated in their entirety as follows:

         SUMMARY OF TERMS:

         J. MAY I WITHDRAW OPTIONS FROM THE OFFER AFTER I HAVE SUBMITTED AN ELECTION LETTER AND PERSONALIZED ELECTION FORM?

                  Yes. Once you have submitted the Election Letter and Personalized Election Form, you will have the opportunity to withdraw the Current Options you have elected to exchange. You may do so by submitting a Withdrawal of Election Form before the Expiration Date. If you wish to withdraw, you must

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         specify whether you are withdrawing as to all Current Options tendered for exchange or only one or more grants of Current Options. If no grants are specified on the Withdrawal of Election Form, it will be treated as a request to withdraw all Current Options previously tendered for exchange. Remember, for each grant date you must elect to exchange all or none of your options granted to you on that particular grant date. If you choose to withdraw your election, you must submit a Withdrawal of Election Form for the Current Options that you had elected to exchange and wish to withdraw from the Offer. You may re-elect to exchange your Current Options after you have submitted a Withdrawal of Election Form. See the discussion under the heading "The
         Offer: 4. Withdrawal Rights."

         SUMMARY OF TERMS:

         K.  DURING WHAT PERIOD OF TIME MAY I WITHDRAW OPTIONS FROM THE OFFER?

                  You may withdraw Current Options from the Offer at any time before 12:00 midnight Eastern Time (U.S.) on the Expiration Date. If we extend the Offer beyond January 21, 2003, you may withdraw Current Options that you previously elected to exchange at any time until the expiration of the extended deadline. See the discussion under the heading "The Offer: 4.
         Withdrawal Rights."

         THE OFFER:

         4.       Withdrawal Rights.

                  You may only withdraw your tendered Current Options in accordance with the provisions of this Section 4. You may withdraw your tendered Current Options at any time before 12:00 midnight Eastern Time (U.S.) on the Expiration Date - January 21, 2003, unless we extend it. If we extend the Offer beyond that time, you may withdraw your tendered Current Options at any time until the extended Expiration Date of the Offer.

                  To validly withdraw your tendered Current Options, we must receive a properly completed, signed and dated Withdrawal of Election Form (by hand, mail, fax or overnight delivery) prior to the Expiration Date. You may deliver these documents by hand delivery directly to Janet Smith or fax, mail, or overnight deliver them to us at: Choice One Communications Inc., Human Resources Department, Attention: Janet Smith, Stock Option Exchange Program, 100 Chestnut Street, Suite 600, Rochester, New York 14604, fax number (585) 530-2738. The Withdrawal of Election Form must specify the name of the Eligible Colleague who tendered the options to be withdrawn and whether all or only certain grants of Current Options are to be withdrawn. The Withdrawal of Election Form must be executed by the optionholder who tendered the options to be withdrawn exactly as such optionholder's name appears on the option
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                                      -3-

         agreement or agreements evidencing such options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Withdrawal of Election Form.

         You may rescind any withdrawal by submitting another properly completed Election Letter and Personalized Election Form with respect to those Current Options, which must be received by the Company prior to the Expiration Date. Current Options you withdraw and do not properly resubmit for exchange will be considered not properly tendered for purposes of the Offer. You may withdraw your election at any time prior to the Expiration Date.

         We are not required to give you any notice of defects or irregularities in any Withdrawal of Election Form you submit. None of us, including our other colleagues, will incur any liability for failure to give you any notice of defect. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Withdrawal of Election Forms. Our determination of these matters will be final and binding.

         II. In each other place in the Offer to Exchange, including, without limitation, paragraphs A and E under the heading "Summary of Terms" and "The
Offer: 3. Procedures for Tendering Options; the Election Letter and Personalized Election Form; and the Withdrawal Package, where the right to tender Current Options for exchange or to withdraw Current Options is described, such description is hereby amended to provide that the Eligible Colleague may submit one or more Election Letters and Personalized Election Forms and one or more Withdrawal of Election Forms and that the Eligible Colleague may re-elect to tender any grant of Current Options for exchange by submitting a new Election Letter and Personalized Election Form to be received by Choice One prior to the Expiration Date.

         III. This Supplement No. 1 has been filed as an Exhibit to the Company's Schedule TO, as amended, filed with the Securities and Exchange Commission and may be obtained without charge. Requests should be directed to:

         Lisa Schnorr
         Director, Corporate Communications and Investor Relations Choice One Communications Inc.
         100 Chestnut Street, Suite 600
         Rochester, New York  14604
         (telephone: (585) 530-2965, facsimile: (585) 530-2739)

You may also find our SEC filings on the SEC's Internet site at http://www.sec.gov. They may also be examined, and copies may be obtained, at the SEC public reference room: 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

December 31, 2002                                CHOICE ONE COMMUNICATIONS INC.